Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333‐82666, 333‐113058, 333‐142073, 333‐142075, 333‐147113, 333‐156661, 333‐163123, 333‐167891, 333‐169658, 333‐187239, 333‐236758) on Form S-3 and (Nos. 333‐122657, 333‐151314, 333‐179847, 333‐196181, 333-236763, 333-262975) on Form S-8 of our reports dated February 23, 2023, with respect to the consolidated financial statements of Hersha Hospitality Trust and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 23, 2023